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                                                                      EXHIBIT 10

BASF Corporation

Sales Contract
                                                              DATE June 14, 2001

BASF Corporation, Mount Olive, New Jersey, SELLER, hereby agrees to sell to:
Paragon Trade Brands, Inc., Norcross, Ga., BUYER, and said BUYER hereby agrees to purchase from the SELLER for shipment to: Harmony, PA; Macon, GA; Waco, TX; Tijuana, MX.


PRODUCT: HySorb 7700 and HySorb 7710

QUANTITY: 100% of Buyer's requirements to all of its sites (including its requirements for the joint venture. Paragon Mabesa International in Mexico). 2001 volume estimated at [***]

PACKAGE: 1900 lb. super sacks
[***]
TRANSPORTATION
TERMS: Ex works Seller's Portsmouth, VA plant, transportation pre-paid and added on to invoice. At Buyer's option, Buyer may change carrier terms to collect with prior notice to Seller.

TERMS OF PAYMENT: Net cash within 30 days from date of shipment. Payment to be made by electronic funds transfer ("EFT") once the parties sign a mutually agreed to EFT contract. Once the parties have signed an EFT contract, the parties agree to terms of 1%/10, Net 30 days from date of invoice.

SHIPMENT:       As ordered by Buyer in approximately equal monthly quantities, unless otherwise stated in the following schedule, during the period beginning April 1, 2001 and ending March 31, 2004. Seller may require at least 30 days prior notice of quantity to be shipped during each calendar month.

                THIS SALES CONTRACT SUPERSEDES ANY AND ALL OTHER CONTRACTS BETWEEN THE PARTIES FOR THE SALE OF SUPERABSORBENT POLYMER ("SAP") PRODUCTS INCLUDING BUT NOT LIMITED TO THE SALES CONTRACT BETWEEN CLARIANT CORPORATION, WHICH WAS ASSIGNED TO SELLER, AND BUYER DATED APRIL 30, 1998.

SHIPPING SCHEDULE: As determined between Seller and Buyer through the use of Supplier Managed Inventory (SMI).

TERMS AND CONDITIONS:   THE TERMS AND CONDITIONS PRINTED ON THE REVERSE SIDE
                        HEREOF ARE HEREBY INCORPORATED IN AND MADE A PART OF
                        THIS CONTRACT.

                        This contract not valid unless countersigned by BASF Corporation.

ACCEPTED:


Paragon Trade Brands, Inc.                     BASF Corporation

BY  /s/ (Illegible)                            BY  /s/ M. Dan Brown  6/14/01
   -------------------------------                -----------------------------

TITLE   Vice President, Corporate
        Materials and Technology,
        Purchasing & Supply Mgmt.
     -----------------------------

DATE    June 14, 2001                           BY  /s/ (Illegible)  6/19/01
     -----------------------------                 -----------------------------


[***] Confidential Treatment Requested

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               TERMS AND CONDITIONS REFERRED TO ON REVERSE SIDE

 1. Payment to be made to Seller addressed as indicated on invoice, in lawful money of the United States. Acceptance by Seller of bank draft, checks, or other media of payment will be subject to immediate collection of the full face amount thereof.

 2. Each delivery, at the option of Seller shall constitute a separate sale with the same effect as though made under a separate contract covering only the amount thereof. If Buyer is in default with respect to any of the terms or conditions of this contract Seller may at its option defer further shipments hereunder until such defaults be remedied or without prejudice to any other legal remedy may decline further performance hereof.

 3. Unless otherwise expressly stated herein, during each calendar month during the term hereof, Buyer shall purchase and receive no less than 90% of 1/12th of the annual quantity estimate of product(s) shown on the face hereof, and Seller shall be obligated to sell and deliver hereunder no more than 110% of 1/12th of such annual quantity estimate of product(s).

    In the event Buyer purchases less than the above-stated minimum quantity of product(s) during any calendar month (for reasons other than those excused under Paragraph 4, below), Seller may, without prejudice to Seller's other legal remedies, reduce the quantity of product(s) Seller is obligated to supply during each calendar month thereafter during the term hereof to 110% of the lesser quantity actually purchased by Buyer in said month.

 4. Failure of Seller to make, or Buyer to take, any one or more deliveries when due, if caused by fire, storms, floods, strikes, lockouts, accidents, war, riots, or civil commotions, inability to obtain railroad cars or raw materials, embargoes, any State or Federal regulation, law, or restriction, seizure or requisition of products specified in this contract by the Government of the United States or of any state, or of any agency thereof or by reason of any compliance with a demand or request for such product for any purpose for national defense, or any other cause or contingency beyond the reasonable control of said party (whether or not of the same kind or nature as the causes or contingencies above enumerated) shall not subject the party so failing to any liability to the other and the total contract quantity shall be reduced to the extent of the deliveries so omitted.

 5. In addition to the purchase price(s), Buyer shall pay Seller any and all government taxes and/or charges of every kind that Seller may be required to pay with respect to the production, processing, transportation, storage, delivery, and/or sale of product(s) delivered hereunder and with respect to any material(s) used in the manufacture thereof. Buyer shall provide Seller on request, with properly completed exemption certificates for any tax from which Buyer claims exemption.

 6. [***]

 7. To the extent any freight cost is for Buyer's account hereunder any upward or downward revisions of the freight charges, during the life of this contract, shall also be for Buyer's account effective as of the date of any such revisions.

 8. Buyer assumes full liability and responsibility for compliance with Federal, State, Municipal and local laws, ordinances and regulations governing unloading, discharge, storage, and handling of product(s) supplied by Seller under this contract and agrees to hold Seller harmless against any claim, demand or cause of action for personal injury or property damage arising from or attributable to such unloading, discharge, storage, and handling. Seller assumes no liability for failure of discharge or unloading implements or materials used by Buyer whether or not supplied by Seller.

 9. Seller makes no warranty of any kind, either express or implied, by fact or law, other than its obligation to deliver product(s) complying with seller's published specifications and other than seller's implied warranties of title, freedom from encumbrance, and right to transfer same, seller makes no warranty of fitness for a particular purpose, or warranty of merchantability other than as stated herein.

10. Seller shall in no event be liable for any incidental or consequential damages, seller's liability and buyer's exclusive remedy for any cause of action arising out of this contract is expressly limited to replacement of non-conforming product(s) or payment in an amount not to exceed the purchase price of the specific product(s) for which damages are claimed, at seller's option.

11. [***]

12. In the event of Seller's inability, for any reason, to supply the quantities of product(s) specified herein. Seller may allocate its available supply among its purchasers, including departments and divisions of Seller, on such basis as Seller may deem fair and practical without liability to Buyer for any failure of performance which may result therefrom.

13. Buyer shall inspect product(s) supplied hereunder immediately after delivery. Buyer's failure to give notice to Seller of any claim within thirty (30) days after the date of delivery shall constitute unqualified acceptance of such product(s) and a waiver by Buyer of all claims with respect thereto.

14. Seller hereby agrees that the materials produced hereunder shall be in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and of Regulations and Orders of the United States Department of Labor issued under Section 14 thereof and agrees to so certify on its invoices if so directed by Buyer.

15. If at anytime the financial responsibility of Buyer or the credit risk involved, shall become unsatisfactory to Seller, Seller may require cash or satisfactory security upon subsequent shipments or deliveries hereunder. The election by Seller to require such cash or security shall not impair the obligation of Buyer to take and pay for the contracted materials.

16. This contract shall bind and inure to the benefit of the executors, administrators, successors and assigns of the respective parties hereto.

17. This contract shall take effect and be construed in accordance with the laws of the State of New Jersey. This contract constitutes the entire agreement between the parties hereto with respect to the sale and purchase of the product(s) shown on the face hereof, and supersedes and cancels any and all prior contracts or understandings between the parties concerning the sale and purchase of such product(s).


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18.  No modification or waiver of the Terms and Conditions of Sale hereof shall be effective unless made in writing signed by authorized representatives of both parties.

19. [***] "Competitive Cost", as that term is used herein, shall mean the price per gram of Product equal or superior quality, or a substitute SAP product of similar or better quality, used in Buyer's diaper and/or any other of its absorbent products, times the number of grams required per diaper. The method for evaluating competitive cost is determined by Buyer's current test methods as agreed to by Seller in writing.

20. If at any time during the life of this contract, Seller sells Product to another party for use and consumption in the United States, under the terms and conditions substantially similar to the terms and conditions stated herein, for the same end use as that which is intended by Buyer, and in quantities that are the same or less than those contracted for hereunder, and the F.O.B. (or delivered) price paid by such other party is lower than the F.O.B. (or delivered) price paid by Buyer hereunder (excluding, however, lower prices justified under the Robinson-Patman Act), then the price to Buyer hereunder will be reduced to such lower price as of the time Seller's deliveries at such lower price commenced for so long as such lower price is in effect to the other party.

21. TECHNOLOGY CHANGES: If, at any time during the term of this Agreement, Buyer notifies Seller in writing of its intention to convert its manufacturing processes to a technology which is not compatible with the current form of Seller's Product, Seller shall have six (6) months to provide a compatible product to Buyer. During such period, Buyer shall use its best efforts to assist Seller in the commercial development of a compatible product. If, at the end of the six (6) month period, the parties agree that progress is being made in developing an acceptable product, they may extend the development period for a mutually agreeable amount of time. If, on the other hand, the parties agree that a compatible product cannot be developed within a reasonable period of time. Buyer shall have the right to reduce the quantities of Product that it is obligated to purchase under this Agreement by the quantities of alternative product that Buyer purchases from other sources.

22. Seller agrees that any changes to milling and sifting processes (or any other raw material/step changes) at Seller's manufacturing facility which necessitates that Seller change milling and/or shifting equipment or lines in its manufacturing facility resulting in a change in the Product's physical properties, even if said change is within the accepted specification range, shall be communicated to Buyer prior to any such change being made.

23. On a quarterly basis, Seller agrees to provide the absorbency data using the statistical sampling procedure (jointly developed by Seller and Buyer) for the Product sold hereunder.

[***] Confidential Treatment Requested